Exhibit 3.2

BYLAWS

OF

ESCO TECHNOLOGIES INC.

(AS AMENDED THROUGH FEBRUARY 5, 2018)

BYLAWS

OF

ESCO TECHNOLOGIES INC.

ARTICLE ONE

OFFICES

Section 1.1           Registered Office. The registered office of the Corporation in Missouri shall be located at 9900A Clayton Road, St. Louis, Missouri 63124, or at such other address within the State of Missouri as the Board of Directors may from time to time authorize by duly adopted resolution.

Section 1.2           Other Offices. The Corporation may maintain such other offices both within and without the State of Missouri as the business of the Corporation may from time to time require or as the Board of Directors may determine.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

Section 2.1           Annual Meetings. The annual meeting of shareholders for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place within or without the State of Missouri as the Board of Directors may direct in the notice of such meeting, on such business day during the first two weeks in February of each year as the Board of Directors may approve; provided that the Board of Directors may change a meeting date previously set, in its discretion, subject to any applicable limitations of law. Every meeting of the shareholders shall be convened at the hour stated in the notice for the meeting and shall continue until declared adjourned by a vote of the shareholders present or by the presiding officer.

Section 2.2           Special Meetings. Unless otherwise required by law or the Corporation’s Articles of Incorporation, special meetings of the shareholders or of the holders of any class of stock may be called only by (i) the Board of Directors by the affirmative vote of a majority of the entire Board of Directors (as defined in the Articles of Incorporation), (ii) the Chairman or any Vice Chairman of the Board of Directors, or (iii) the President; in each case by delivering notice thereof in writing or by electronic transmission to the Secretary of the Corporation stating the time, place and purpose or purposes of the proposed meeting. At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as are specified in the notice calling the meeting.

Section 2.3           Notice of Meetings.

(a)           Notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than 10 nor more than 70 days before the date of the meeting, by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting.

(b)           Notice may be given in any form or manner permitted by law. Any notice of a shareholders’ meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. Any notice of a shareholders’ meeting given by electronic transmission shall be deemed given (i) if by fax, when directed to a fax number at which the shareholder has consented to receive notice; (ii) if by email, when directed to an email address at which the shareholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when appropriately directed to the shareholder. As used in these Bylaws, “electronic transmission” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient.

(c)           A shareholder may waive notice of a meeting before or after the meeting in writing, by electronic transmission, or in any other manner permitted by law. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where such shareholder attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

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Section 2.4           Quorum; Adjournment or Postponement.

(a)           A majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; provided that less than such quorum shall have the right to adjourn the meeting as provided in paragraph 2.4(b). Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on shall also be deemed to be represented at the meeting. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares shall be deemed to be represented at the meeting.

(b)           A meeting may be successively adjourned to a specified date not longer than 90 days after such adjournment or to another place. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless otherwise required by law. If the adjournment is for more than 90 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the date and place of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At an adjourned meeting any business may be transacted which might have been transacted at the original meeting.

(c)           Any meeting may be successively postponed by resolution of the Board of Directors to a specified date up to 90 days after such postponement or to another place, upon public disclosure given on or prior to the date previously scheduled for such meeting of shareholders.

(d)           For purposes of this Section, “adjournment” means a delay in the date, which may also be combined with a change in the place, of a meeting after the meeting has been convened; “postponement” means a delay in the date, which may be combined with a change in the place, of the meeting before it has been convened, but after the time and place thereof have been set forth in a notice delivered or given to shareholders; and public disclosure shall be deemed to have been given if a public announcement is made by press release reported by a national news service or in a publicly available document filed with the Securities and Exchange Commission.

Section 2.5           Voting. Subject to the rights of any holders of preferred stock, each outstanding share entitled to vote under the provisions of the Articles of Incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter in question shall be the act of the shareholders unless the vote of a greater number of shares is required by law or the Articles of Incorporation or these Bylaws. No person shall be entitled to vote any shares belonging or hypothecated to the Corporation. A shareholder may vote either in person or by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact, or by electronic transmission in any manner provided for such purpose by the Corporation.

Section 2.6           Organization and Conduct of Meetings of Shareholders.

(a)           Each meeting of shareholders shall be convened and presided over by one of the following persons (the “Presiding Officer”), in the following order of precedence: (i) the Chairman of the Board, (ii) the Vice Chairman of the Board, if any, (iii) the President, or (iv) another officer or director of the Corporation who has been designated as chairman of the meeting by the Board of Directors. The Secretary of the Corporation or, in his or her absence, a person whom the Presiding Officer shall appoint, shall act as secretary of each meeting of shareholders. Whenever the Secretary shall be absent or shall be acting as Presiding Officer, the Presiding Officer shall appoint a person present to act as secretary of the meeting.

(b)           The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting as it shall deem appropriate. In addition, except to the extent inconsistent with such rules, regulations and procedures, the Presiding Officer shall have the right and authority to convene and (for any or no reason) to adjourn the meeting and to prescribe such rules, regulations and procedures and do all such acts as, in the judgment of the Presiding Officer, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present, including removing any shareholder who refuses to comply with the rules, regulations or procedures for the meeting; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the Presiding Officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) adjournment of the meeting either by the Presiding Officer or by the affirmative vote of a majority of the shares represented at the meeting; and (vii) regulation of the voting or balloting, as applicable, including matters, if any, which are to be voted on by ballot. Unless and except to the extent otherwise determined by the Board of Directors or the Presiding Officer, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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(c)           The Presiding Officer shall have absolute authority to decide questions of compliance with the foregoing procedures, and his or her ruling thereon shall be final and conclusive.

Section 2.7           Nominations and Other Proposals by Shareholders.

(a)           Shareholders shall not be permitted to propose business to be brought before a special meeting of shareholders, other than the nomination of directors if the Board of Directors has first determined that directors are to be elected at such special meeting.

(b)           A shareholder desiring to nominate one or more persons for election to the Board of Directors or to propose other business to be considered by the shareholders at a meeting at which such a nomination or proposal is permitted must comply with all of the requirements set forth in these Bylaws and in the Articles of Incorporation, including timely providing a notice of the shareholder’s intent to make such nomination or propose such other business (“Shareholder’s Notice”), in order for the nomination or proposal to be eligible to be considered at the meeting. In the case of a shareholder’s nomination of one or more persons for election to the Board of Directors, only such persons who are nominated in accordance with the procedures set forth in this Section and Article Six of the Articles of Incorporation shall be eligible to serve as directors.

(c)           The Shareholder’s Notice must contain all of the information set forth in Article Six or Article Nine of the Articles of Incorporation, as applicable, and must also set forth, as to each Proposing Person (as defined below):

(i)           The name and address of such Proposing Person;

(ii)           The class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such Proposing Person;

(iii)           Any Derivative Instrument (as defined below) directly or indirectly owned beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(iv)           Any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any class or series of shares of the Corporation;

(v)           Any Short Interests (as defined below);

(vi)           Any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(vii)           Any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(viii)           Any performance-related fees (other than an asset-based fee) that any such Proposing Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments;

(ix)           Any direct or indirect interest of such Proposing Person in the Corporation, in any affiliate of the Corporation, or in any principal competitor of the Corporation, not otherwise disclosed;

(x)           Any direct or indirect interest of such Proposing Person in any contract with the Corporation, with any affiliate of the Corporation, or with any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(xi)           Any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies by such Proposing Person for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder;

(xii)           In the case of the shareholder giving the Shareholder’s Notice, a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting, intends to continuously hold such stock of the Corporation through such meeting, and intends to appear in person or by a qualified representative at the meeting to propose such business or nomination; and

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(xiii)           A representation as to whether such Proposing Person intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

(d)           If the Shareholder’s Notice relates to any business or proposal other than the nomination of one or more persons for election or reelection to the Board of Directors, then the Shareholder’s Notice must also set forth:

(i)           Any material interest of each Proposing Person in the subject matter of such business;

(ii)           The text of the proposal, including the text of any related agreement or resolutions; and

(iii)           A description of all agreements, arrangements and understandings among any of the Proposing Persons or between any Proposing Person and any other person or persons (including their names) in connection with the proposal.

(e)           If the Shareholder’s Notice relates to the proposed nomination of one or more persons for election or reelection to the Board of Directors (each, a “Prospective Nominee”), then the Shareholder’s Notice must also set forth with respect to each Prospective Nominee:

(i)           All information that would be required to be set forth in a Shareholder’s Notice pursuant to paragraph (c) of this Section if the term “Prospective Nominee” were substituted for the term “Proposing Person” where it appears in such paragraph;

(ii)           All information relating to the Prospective Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder;

(iii)           A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and any of the Prospective Nominee, his or her respective affiliates and associates, or others acting in concert with the Prospective Nominee, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the Proposing Person were the “registrant” for purposes of such rule and the Prospective Nominee were a director or executive officer of such registrant; and

(iv)           The completed and signed questionnaire, written representation and agreement required by Section 2.8.

(f)           For a Shareholder’s Notice to be deemed timely given, all of the information required by paragraphs (b) through (e) of this Section must be received by the Secretary of the Corporation at the Corporation’s principal executive offices within the time period prescribed for delivery of notice pursuant to Article Six or Article Nine of the Articles of Incorporation, as applicable.

(g)           The Corporation may require any Prospective Nominee to furnish such other information as may reasonably be required by the Corporation to determine the Prospective Nominee’s eligibility to serve as a director of the Corporation and to determine the Prospective Nominee’s independence or lack thereof, or that could be material to a reasonable shareholder’s understanding of the Prospective Nominee’s independence or lack thereof. Any such additional information must be provided not later than the earlier of (i) ten (10) business days after the Corporation’s request therefor or (ii) two (2) business days prior to the date of the meeting.

(h)           The shareholder submitting a Shareholder’s Notice shall update and supplement the Shareholder’s Notice to the extent necessary so that the information provided or required to be provided therein pursuant to this Section and Articles Six and Nine of the Articles of Incorporation shall be true and correct as of (A) the record date for notice of the meeting, which update and supplement shall be due five (5) business days after the record date, (B) the date that is ten (10) business days prior to the meeting, which update and supplement shall be due eight (8) business days prior to the date for the meeting, and (C) the date that is ten (10) business days prior to any adjournment or postponement of the meeting, which update and supplement shall be due the later of (I) eight (8) business days prior to the date for the meeting as so adjourned or postponed or (II) the first practicable date after the announcement of the adjournment or postponement. Any such update and supplement must be received by the Secretary of the Corporation at the Corporation’s principal executive offices not later than 4:30 p.m. Central Time on the date due.

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(i)           In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s Notice pursuant to Articles Six and Nine of the Articles of Incorporation and this Section.

(j)           Notwithstanding Articles Six and Nine of the Articles of Incorporation and the other provisions of this Section, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present a nomination or proposal, the nomination or proposal shall be disregarded and shall not be considered by the shareholders, even though proxies in respect of such vote may have been received by the Corporation. In order to be considered a qualified representative of a shareholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(k)           The Board of Directors may reject any nomination or shareholder proposal submitted for consideration at any meeting of shareholders which is not made in accordance with the provisions of the Articles of Incorporation or this Section or which is not a proper subject for shareholder action under applicable law. If the Board of Directors does not determine the validity of any nomination or shareholder proposal, then except as otherwise provided by law, the Presiding Officer may, if the facts warrant, determine and declare at the meeting that the proposed nomination or proposal was not made or proposed in accordance with the procedures prescribed by the Articles of Incorporation and this Section or is not a proper subject for shareholder action under applicable law; and in such event the proposed nomination or proposal shall be disregarded and shall not be considered by the shareholders.

(l)           Nothing in Articles Six and Nine of the Articles of Incorporation or in this Section shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in, or of the Corporation to omit proposals from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision, if applicable, or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, if applicable, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of a director or directors or any other proposal; and in addition to complying with the requirements of Articles Six and Nine of the Articles of Incorporation and this Section, a shareholder must also comply with any applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder. The provisions of Article Six or Article Nine of the Articles of Incorporation, as applicable, shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act, or any successor provision. However, notwithstanding anything to the contrary in Article Nine of the Articles of Incorporation or this Section, solely with respect to a shareholder proposal, other than the nomination of one or more directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in Article Nine of the Articles of Incorporation and this Section shall be deemed satisfied by a shareholder if such shareholder has submitted the proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act and the proposal has been included in a proxy statement that has been prepared and issued by the Corporation to solicit proxies for the meeting.

(m)           As used in these Bylaws:

(i)           The terms “affiliate” and “associate” have the meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(ii)           “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation; any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation; or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation through the delivery of cash or other property, or otherwise, and without regard to whether the Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right.

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(iii)           “Proposing Person” means each of (A) the shareholder giving a Shareholder’s Notice either of the intent to nominate one or more persons for election to the Board of Directors pursuant to Article Six of the Articles of Incorporation or proposing any other matter to be brought before an annual meeting of shareholders pursuant to Article Nine of the Articles of Incorporation, as the case may be, (B) the beneficial owner, if any, on whose behalf the nomination or proposal is made, (C) any affiliate or associate of such beneficial owner or shareholder, and (D) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert with respect to the nomination or proposal.

(iv)           “Short Interests” means any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by a Proposing Person the purpose or effect of which is to hedge against or mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of such Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation.

Section 2.8           Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation, in accordance with the time periods prescribed for delivery of a Shareholder’s Notice pursuant to Article Six of the Articles of Incorporation, (i) a completed and executed questionnaire (the form for which shall be provided by the Secretary upon written request) with respect to the qualification of such person and the background of, and beneficial ownership of the Corporation’s securities by, such person and any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and (ii) an executed written representation and agreement (the form for which shall be provided by the Secretary upon written request) that (A) except as may be disclosed in such representation or agreement, such person is not, at the time of election will not be, and during his or her service as a Director will not become, a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, or that could limit or interfere with such person’s ability, if elected as a director of the Corporation, to comply with his or her fiduciary duties under applicable law, (B) except as may be disclosed in such representation or agreement, such person is not, at the time of election will not be, and during his or her service as a Director will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (C) if elected as a director of the Corporation, such person would on the date of election be in compliance with, and at all times during his or her service as a Director will comply with, in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Corporation.

ARTICLE THREE

BOARD OF DIRECTORS

Section 3.1           Number, Election and Term.

(a)           The Board of Directors shall consist of a minimum of three persons and a maximum of ten persons; provided, however, that the number of Directors may be determined from time to time only by the affirmative vote of a majority of the Board of Directors.

(b)           The Board of Directors shall be divided into three classes, as nearly equal in number as possible. Directors shall be elected to hold office for terms of three years, and at each annual meeting of shareholders, the successors to the class of Directors whose terms shall then expire shall be elected for terms expiring at the third succeeding annual meeting after that election. In the event of any increase in the number of Directors, any additional Directors shall be added to such classes as may be necessary so that all classes shall be as nearly equal in number as possible. In the event of any decrease in the number of Directors, all classes of Directors shall be decreased as nearly equally as may be possible. No reduction in the number of Directors shall affect the term of office of any incumbent Director. Subject to the foregoing, the Board of Directors shall determine the class or classes to which any additional Directors shall be added and the class or classes which shall be decreased in the event of any decrease in the number of Directors.

(c)           Directors shall serve for the terms for which they are elected and until their successors have been duly elected and qualified.

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Section 3.2           Powers. The property and business of the Corporation shall be managed and controlled by or under the direction of the Board of Directors, which shall exercise or direct the exercise of all of the powers of the Corporation and do or cause to be done all acts and things as are not, by the Corporation’s Articles of Incorporation, by these Bylaws or by law, directed or required to be done or exercised by the shareholders.

Section 3.3           Meetings; Quorum. Regular meetings of the Board of Directors shall be held at such places, within or without the State of Missouri, and on such days and at such times as shall be fixed from time to time by the Board of Directors. Rules of procedure for the conduct of such meetings may be adopted by resolution of the Board of Directors. Notice of such regular meetings need not be given. A majority of members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn a meeting to another time or day if a quorum is not present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation’s Articles of Incorporation, by these Bylaws or by law. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Missouri, upon the call of the Chairman of the Board of Directors, the President or Secretary of the Corporation by notice duly given to each Director either in person or by telephone or electronic transmission to the number or address provided by such Director for the receipt of such information, not less than twenty-four hours before such meeting; provided, however, that any director may waive notice of any meeting, at any time either before or after the meeting, in writing or by electronic transmission. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 3.4           Action by Consent. Any action which is required to be or may be taken at a meeting of the Directors or of a committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the Directors or committee members, as the case may be. Signatures may be provided by electronic transmission, in which case the Secretary shall cause a copy thereof to be printed and inserted in the appropriate minute book.

Section 3.5           Resignation of Directors. Any Director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.6           Compensation of Directors. Directors, as such, may receive such compensation and be reimbursed for expenses of attendance at any meeting of the Board of Directors as shall be determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.7           Committees; General Rules. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more Directors to constitute a committee. Each committee, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve any one or more of such committees. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee.

Section 3.8           Certain Qualifications. A person first elected to the Board of Directors effective on or after May 5, 2014 shall not be eligible for election as a Director under Section 3.1 of this Article Three if such person’s 75th birthday shall fall on a date prior to the commencement of the term for which such person is to be elected or appointed. No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the Board of Directors to have acted in a manner contrary to the best interests of the Corporation, including, but not limited to, the violation of either Federal or State law, or breach of any agreement between that Director and the Corporation relating to his services as a Director, employee or agent of the Corporation. A Director need not be a shareholder.

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Section 3.9           Directors Emeritus and Advisory Directors. The Board of Directors may from time to time create one or more positions of Director Emeritus and Advisory Director, and may fill such position or positions for such terms as the Board of Directors deems proper. Each Director Emeritus and Advisory Director shall, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors but shall do so solely as an observer. Notice of meetings of the Board of Directors to a Director Emeritus or Advisory Director shall not be required under any applicable law, the Articles of Incorporation or these Bylaws. Each Director Emeritus and Advisory Director shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors. No Director Emeritus or Advisory Director shall be entitled to vote on any business coming before the Board of Directors, nor shall they be counted as members of the Board of Directors for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or for any other purpose whatsoever. In the case of a Director Emeritus or Advisory Director, the occurrence of any event which in the case of a Director would create a vacancy on the Board of Directors, shall be deemed to create a vacancy in such position; but the Board of Directors may declare the position terminated until such time as the Board of Directors shall again deem it proper to create and to fill the position.

ARTICLE FOUR

OFFICERS

Section 4.1           Number, Election and Term. The officers of the Corporation shall be a Chairman of the Board, a President and a Secretary who shall be chosen by the Board of Directors at least annually. The Board of Directors may also choose one or more Vice-Chairmen of the Board, one or more Vice Presidents, a Treasurer, a Controller, one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person. Officers of the Corporation may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President, Chief Operating Officer, Chief Financial Officer and Chief Administrative Officer. All officers shall hold their offices at the pleasure of the Board of Directors.

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4.2           Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation, shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board of Directors, shall have full authority to sign and execute deeds, bonds, mortgages, contracts and other instruments of the Corporation. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall also be, ex officio, a member of all standing committees of the Board of Directors, shall preside at all meetings of the shareholders and of the Board of Directors, and shall perform any other duties prescribed by the Board of Directors or these Bylaws.

Section 4.3           President. The President shall, in the absence or disability of the Chairman and Vice Chairman, perform the duties and exercise the powers of the Chairman of the Board, shall perform any duties prescribed by the Chairman of the Board, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have equal authority with the Chairman and any Vice-Chairman of the Board to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 4.4           Vice Chairmen of the Board. Vice Chairmen of the Board, if any, may but need not be executive officers of the Corporation. The Vice Chairman, or, if there shall be more than one, the Vice Chairmen in order of seniority, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman, and shall perform such other duties and have such other powers as the Chairman of the Board or the Board of Directors may prescribe. Each Vice Chairman shall have equal authority with the Chairman and the President with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation.

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Section 4.5           Vice Presidents. The Vice Presidents, if any, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform any other duties prescribed by the Chairman of the Board, the President or the Board of Directors.

Section 4.6           Secretary and Assistant Secretaries. The Secretary shall keep or cause to be kept a record of all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it, and shall perform any other duties prescribed by the Chairman of the Board, the President or the Board of Directors. The Assistant Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duties prescribed by the Chairman of the Board, the President or the Board of Directors.

Section 4.7           Treasurer and Assistant Treasurers. The Treasurer, if any, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Chairman of the Board, the President or the Board of Directors and shall perform any other duties prescribed by the Chairman of the Board, the President or the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chairman of the Board, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Assistant Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform any other duties prescribed by the Chairman of the Board, the President or the Board of Directors.

Section 4.8           Controller and Assistant Controllers. The Controller, if any, shall have charge of the accounting records of the Corporation, shall maintain appropriate internal control and auditing of the Corporation, and shall perform such other duties prescribed by the Chairman of the Board, the President, the Board of Directors, or other senior officers. The Assistant Controllers, if any, in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall have any other duties prescribed by the Chairman of the Board, the President or the Board of Directors.

Section 4.9           Appointed Officers. In addition to the corporate officers elected by the Board of Directors, the Chairman of the Board or the President may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers. The person appointing such officers may assign the officers such titles as the appointing person may deem appropriate, may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments with or without cause. Such appointments and termination of appointments shall be reported periodically to the Board of Directors.

ARTICLE FIVE

CAPITAL STOCK

Section 5.1           Stock Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Corporation, signed by the Chairman of the Board, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation. Any or all of the signatures on the certificate may be facsimiles, and the seal may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

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Section 5.2           Transfer of Stock. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. Except as otherwise expressly provided by the statutes of the State of Missouri, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 5.3           Closing of Transfer Books and Fixing of Record Date. The Board of Directors shall have the power to close the transfer books of the Corporation for a period not exceeding 70 days prior to the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In lieu of so closing the transfer books, the Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting and any adjournment thereof, or entitled to receive payment of any dividend or any allotment of rights, or entitled to exercise the rights in respect of any change, conversion or exchange of shares, up to 70 days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In such case only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment or postponement of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment or postponement of the meeting.

Section 5.4           Lost or Destroyed Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Chairman of the Board, the President or the Board of Directors may require the owner of the lost or destroyed certificate or the owner’s legal representative to give the Corporation a bond in a sum and in a form approved by the Chairman of the Board, the President or the Board of Directors, and with a surety or sureties which the Chairman of the Board, the President or the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Chairman of the Board, the President or the Board of Directors, it is proper to do so. The Chairman of the Board, the President or the Board of Directors may delegate to any officer or officers of the Corporation any of the powers and authorities contained in this section.

Section 5.5           Transfer Agents and Registrars. The Chairman of the Board, the President or the Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars of transfers which may be banks, trust companies or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars; may require all stock certificates to bear the signature of a transfer agent and/or a registrar (either of which may be facsimile); and may change or remove any such transfer agent or registrar.

Section 5.6           Book-Entry Ownership and Transfer of Stock. As an alternative to stock ownership and transfer by certificate, the stock of the Corporation may be included in a direct registration system operated by a securities depository and available for stocks traded on the New York Stock Exchange, under which the stock may be issued, recorded, owned and transferred electronically in book-entry form.

ARTICLE SIX

CORPORATE SEAL

The corporate seal shall be circular in form and shall bear the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Missouri” and otherwise shall be in such form as shall be approved from time to time by the Chairman of the Board, the President or the Board of Directors.

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ARTICLE SEVEN

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of October of each year.

ARTICLE EIGHT

MISCELLANEOUS

Section 8.1           Amendments. These Bylaws may be amended or repealed, and provisions inconsistent with the provisions of the Bylaws as they exist from time to time may be adopted, only by either (i) the affirmative vote, at a duly constituted meeting of the Board of Directors, of directors constituting a majority of the entire Board of Directors, or (ii) the affirmative vote, at a duly constituted meeting of the shareholders, of the holders of record of a majority of the shares of the Corporation then outstanding and entitled to vote on the matter.

Section 8.2           Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Business and Corporation Law of Missouri shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes both a corporation and a natural person, and the masculine gender includes the feminine gender and vice versa. Whenever the words “include,” “includes” or “including” are used in these Bylaws they shall be deemed to be followed by the words “without limitation.”

Section 8.3           Inconsistent Provisions. Any portion of these Bylaws which, upon being construed in the manner provided in Section 8.2, shall be contrary to or inconsistent with any applicable provisions of law or the Articles of Incorporation, shall not apply so long as said provisions of law or the Articles of Incorporation remain in effect, but such result shall not affect the validity or applicability of any other portion of these Bylaws, it being hereby declared that these Bylaws and each portion thereof would have been adopted, irrespective of the fact that any other portion is illegal.

Section 8.4           Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

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